CONSENT
of
CHAPMAN PETROLEUM ENGINEERING, LTD.

The Board of Directors
QUEST OIL CORPORATION
(An Exploration Stage Company)

We consent to the use in Form SB-2/A-3 of our Report dated September 1, 2005.

Chapman Petroleum Engineering, Ltd.

Calgary, Alberta
Canada

March 10, 2006